Exhibit 5.1

October 11, 2017

Loma Negra Compañía Industrial Argentina S.A.

Reconquista 1088, piso 7

Ciudad Autónoma de Buenos Aires

Argentina

Re.: Legal opinion regarding the validity of ordinary shares issued by Loma Negra Compañía Industrial Argentina Sociedad Anónima.

Ladies and Gentlemen:

We have acted as special Argentine counsel to Loma Negra Compañía Industrial Argentina S.A. (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-l (File No. 333-220347) (as amended to the date hereof, the “Registration Statement”) for the offering by the Company of its new ordinary shares, nominal value Ps.0.10 per share and one vote each (the “New Ordinary Shares”), and by Loma Negra Holding GmbH (the “Selling Shareholder”) of the Company’s existing ordinary shares, nominal value Ps.0.10 per share and one vote each (the “Existing Ordinary Shares” and, together with the New Ordinary Shares, the “Ordinary Shares”). The Ordinary Shares placed in the International Offering will be (i) deposited by the Company pursuant to a Deposit Agreement among the Company, Citibank N.A., as depositary (the “Depositary”) and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing American Depositary Shares (“ADSs”) representing the underlying Ordinary Shares, and (ii) delivered in the form of ADSs in the International Offering. Each ADS represents five Ordinary Shares. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

In such capacity, we have examined the Registration Statement, the by-laws of the Company, as amended, the ordinary and extraordinary shareholders’ meeting minute dated on July 3, 2017 and the resolutions of the board of directors of the Company dated on July 7, 2017 and September 22, 2017 (the “Resolutions”), which authorized the capital increase of the Company and the issuance of the New Ordinary Shares, and such other documents as we have considered necessary for the purpose of giving this opinion.

In giving this opinion, we have made the following assumptions:

(a) the authenticity of all documents submitted to us as originals and certified copies;

(b) the conformity to original documents of all documents submitted to us as copies;

(c) the authenticity of the originals of such copies;

(d) that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e) that all parties executing the documents relevant for the purpose of giving the opinions set forth herein have the legal capacity to execute such documents;

(f) that no amendment have been or will be made to the Resolutions and such Resolutions remain true, complete, accurate and in full force and effect;

(g) that the aggregate number of New Ordinary Shares to be issued will not exceed 60,000,000 and that all New Ordinary Shares will be issued and allotted pursuant to the terms of the Registration Statement; and

(h) the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto).

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i) the Company is duly incorporated and validly existing under the laws of Argentina;

(ii) the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and all of the New Ordinary Shares are duly authorized and when the New Ordinary Shares have been issued and paid for in accordance with the terms of the underwriting agreement referred to in the prospectus that is a part of the Registration Statement, the New Ordinary Shares when sold will be validly issued, fully paid and non-assessable; and

(iii) The Existing Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus constituting a part of the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

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MARVAL, O’FARRELL & MAIRAL

/s/ Fernando Daniel Hernández